UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Offering

On August 31, 2018, Youngevity International, Inc. (the “Company”) closed a private offering (the “Offering”) of its common stock, par value $0.001 per share (the “Common Stock”), and entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing accredited investor (the “Initial Investor”) pursuant to which the Company sold 105,263 shares of its Common Stock at an offering price of $4.75 per share and the Initial Investor agreed to purchase 105,263 shares of Common Stock at an offering price of $4.75 per share on or before the date (the “Second Closing Date”) that is three days from the effectiveness of the registration statement to be filed by the Company with the Securities Exchange Commission relating to the Offering (the “Registration Statement”).

Pursuant to the Purchase Agreement, the Company issued the Initial Investor a three-year warrant (the “Warrant”) to purchase 210,526 shares of Common Stock at an exercise price of $4.75, of which 105,263 shares are exercisable upon issuance and the remaining 105,263 shares are exercisable ant time after the Second Closing Date. The Warrant contains certain anti-dilution provisions that apply in connection with a sale of Common Stock by the Company at a price of below $4.75 per share, stock split, stock dividend, stock combination, recapitalization of the Company. Pursuant to the Purchase Agreement, the Company also agreed to issue to the Initial Investor 75,000 shares of its Common Stock as an advisory fee, of which 37,500 shares have been issued and 37,500 shares are to be issued at the Second Closing.

The Purchase Agreement provides that in the event that the average of the 15 lowest closing prices for the Company’s Common Stock during the period beginning on August 31, 2018 (the “Effective Date”) and ending on the date 90 days from the effective date of the Registration Statement (the “Subsequent Pricing Period”) is less than $4.75 per share, then the Company will issue to the Initial Investor additional shares of its Common Stock (the “True-up Shares”) within three days from the expiration of the Subsequent Pricing Period, according to the following formula: X= [Purchase Price Paid- (A*B)]/B, where:

X= number of True-up Shares to be issued
A= the number of purchased shares acquired by Investor
B= the True-up Price

Notwithstanding the foregoing, in no event may the aggregate number of shares issued by the Company, including shares of common stock issued, shares of common stock underlying the Warrant, the shares of common stock issued as advisory shares and True-up Shares exceed 2.9% of the Company’s issued and outstanding Common Stock as of the Effective Date for each $1,000,000 invested in the Company.

The cash proceeds received by the Company from the closing of the Offering was $500,000, less $7,500 as an allowance for the Initial Investors’ legal fees. No commissions or other offering expenses were paid.

Pursuant to the terms of a Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares of Common Stock issued at the closings of the Offering and the shares of Common Stock issuable at the Second Closing, as well as the True-up Shares and shares to be issued upon exercise of the Warrant.

The foregoing description of the terms of the Warrant, Purchase Agreement and Registration Rights Agreement do not purport to be complete and is subject to, and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as Exhibits 4.1, 10.1. and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

 Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the shares of Company and the warrants set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued to the shares of the Company’s common stock and the Warrants in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Investors, including the representations with respect to Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Investor’s investment intent.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Form of Warrant Agreement

10.1	Form of Securities Purchase Agreement between Youngevity International, Inc. and Investor

10.2	Form of Registration Rights Agreement between Youngevity International, Inc. and Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: September 7, 2018	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant Agreement

10.1	Form of Securities Purchase Agreement between Youngevity International, Inc. and Investor

10.2	Form of Registration Rights Agreement between Youngevity International, Inc. and Investor